[*]indicates that a confidential portion of the text of this agreement has been omitted


                      FIFTH AMENDMENT TO LICENSE AGREEMENT


     This Fifth Amendment to License Agreement (hereinafter "Amendment") is made and effective on June 25, 1999, by and between XOMA TECHNOLOGY LTD., a company organized and existing under the laws of Bermuda and having an office at 2910 Seventh Street, Berkeley, California 94710 (hereinafter "CORPORATION"), and NEW YORK UNIVERSITY, a corporation organized and existing under the laws of the State of New York and having a place of business at 70 Washington Square South, New York, New York 10012 (hereinafter "NYU").

                                   WITNESSETH


     WHEREAS, CORPORATION and NYU entered into a certain agreement made and effective as of August 6, 1990, as amended and restated on September 1, 1993 and as subsequently amended on August 1, 1996, June 12, 1997 and December 23, 1998 (as so amended and restated, the "Agreement"), pursuant to which, inter alia, CORPORATION undertook to sponsor the NYU Research Project (as such term is defined in the Agreement) and NYU granted to CORPORATION the License (as such term is defined in the Agreement); and

     WHEREAS, CORPORATION and NYU wish to amend the Agreement as specified herein;

     NOW, THEREFORE, in consideration of the premises and the covenants, conditions and promises set forth below, the parties hereto hereby agree as follows:

     1. Except as expressly provided for herein, all terms and conditions of the Agreement shall remain in full force and effect.

     2. Terms which are defined in the Agreement shall have the same meanings when used in this Amendment, unless a different definition is given herein.

     3. The second line of Subsection 7.c.(2) of the Agreement shall be, and hereby is, amended by adding the following language after the semicolon:

          provided, that such sublicense may also be assignable to the successor or assignee of that portion of the sublicensee's business to which such sublicense relates so long as NYU receives reasonably prompt notice of such assignment and a copy of the formal written assignment, which shall include an undertaking by the assignee to perform the original sublicensee's obligations under the sublicense;

     4. The second line of Subsection 7.c.(3) of the Agreement shall be, and hereby is, amended by adding the following language after the semicolon and before the word "and":

          provided, that in the case of a sublicense granted to a sublicensee for [*] the sublicense may also provide for the grant of further sublicenses to up to one sublicensee in each country of the territory covered by such sublicense so long as any such further sublicense is granted only on terms including those set forth in the last sentence of this Subsection 7.c. and such further sublicensee is included in the term "sublicensee" for purposes of Subsections 9.a.(3), (4) and
          (5), 9.b. and 9.c. hereof;

     5. The last line of Subsection 9.a.(2) of the Agreement (after giving effect to the Third Amendment thereto) shall be, and hereby is, amended by adding the following language after the word "and":

          in the case of a sublicense between CORPORATION and a third party for [*] and

     6. The first clause (i.e., the language preceding the first colon) of Subsection 9.a.(3) of the Agreement shall be, and hereby is, amended to read in its entirety as follows:

          (a) a royalty of [*] of the Net Sales of any Licensed Product described in Section 1.1(aa) or (bb) and sold by CORPORATION or its sublicensees (including CORPORATION Entity) for human diagnostic, prophylactic and/or therapeutic uses other than [*] for as long as CORPORATION maintains the License except (in the case of the foregoing clause (a), (b) or (c)) as follows in (i) and (ii) below

     7. The first clause (i.e., the language preceding the first colon) of Subsection 9.a.(4) of the Agreement shall be, and hereby is, amended to read in its entirety as follows:

          (a) a royalty of [*] of the Net Sales of any Licensed Product described in Section 1.1(cc) or (dd) and sold by CORPORATION or its sublicensees (including CORPORATION Entity) for human diagnostic, prophylactic and/or therapeutic uses other than [*] for as long as CORPORATION maintains the License except (in the case of the foregoing clause (a), (b) or (c)) as follows in (i) and (ii) below

     8. Subsection 9.a.(5) of the Agreement shall be, and hereby is, amended to read in its entirety as follows:

          If any Licensed Product is covered solely by a CORPORATION Patent then the royalty owed by the CORPORATION to NYU with respect to such Licensed Product shall be [*] of the Net Sales of such Licensed Product sold by CORPORATION or its sublicensees (including CORPORATION Entity) for human diagnostic, prophylactic and/or therapeutic uses other than [*] for as long as CORPORATION maintains the License.

     9. The seventeenth line (i.e., the end of the third sentence) of Section 9.b. of the Agreement shall be, and hereby is, amended by adding a semicolon and the following language after the words "Combination Product":

          provided, that this sentence shall not apply to Net Sales of Licensed Products for [*]

     10. The last line of Section 9.c. of the Agreement shall be, and the same hereby is, amended by adding a semi-colon and the following language after the word "CORPORATION":

          provided, that, in the event the relevant sublicense does not contain provisions requiring the sublicensee to provide such reports to NYU, then NYU shall not have the right to have CORPORATION undertake to have the sublicensee provide any such reports and to have CORPORATION conduct any such audit pursuant to the preceding clauses of this sentence, but instead shall have the right to have the books of accounts, records and other relevant documentation of the sublicensee inspected by independent auditors on the same terms as set forth in the first five sentences of this Subsection 9.c.

     11. The last line of Subsection 9.e. of the Agreement shall be, and hereby is, amended by adding a semi-colon and the following language after the word "non-exclusive":

          provided, that, without effecting the foregoing right of termination, NYU shall have no such right to declare the License to be non-exclusive with respect to Licensed Products for the mitigation, treatment or prevention of ophthalmic infection in humans and other mammals in the event CORPORATION fails to make any such payment

     12. Section 18.a.(iv) of the Agreement shall be, and hereby is, amended to read in its entirety as follows:

          (iv) CORPORATION has changed its legal domicile from Delaware to Bermuda and has also assigned this Agreement in whole to XOMA Technology Ltd., a Bermuda company wholly owned by CORPORATION ("XTL"), and NYU hereby consents to such assignment. In addition, (a) CORPORATION's rights and obligations hereunder relating to the manufacture, use and sale of Licensed Products [*] have been transferred from XTL to XOMA Ireland Limited, incorporated under the laws of Ireland and wholly owned by CORPORATION ("XIL"), which in turn has granted a nonexclusive sublicense hereunder for the manufacture of Licensed Products for [*] to XOMA (US) LLC, a Delaware limited liability company wholly owned by CORPORATION ("XUS"); (b) from time to time CORPORATION's other rights and obligations hereunder relating to other fields of use and/or indications may be transferred from XTL to XIL, which in turn may grant nonexclusive sublicenses hereunder for the manufacture of Licensed Products in such other fields of use and/or indications to XUS; and (c) NYU hereby consents to all of the foregoing transfers and license grants. Notwithstanding the foregoing, CORPORATION (now understood to mean XTL, XIL and XUS, each as to their respective rights and obligations hereunder) agrees to comply with the applicable provisions of the Bayh-Dole Act of 1980 and the regulations promulgated thereunder including, without limitation, the requirement that any Licensed Products using the subsequent technology will be manufactured substantially in the United States to the extent required by 35 U.S.C. ss. 204.


     13. This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute together the same document.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as follows:

NEW YORK UNIVERSITY                         XOMA TECHNOLOGY LTD.

By:______________________________________   By:________________________________
        Isaac T. Kohlberg                          G. James Reynolds
        Assistant Dean and Vice                    Director
        President for Industrial Liaison

                                            XOMA IRELAND LIMITED

                                            SIGNED by

                                            ----------------------------
                                            Alan Kane, Director,
                                            duly authorized for and on behalf
                                            of XOMA IRELAND
                                            LIMITED in the presence of:

                                            ------------------------------